April 24, 2000

Empire Fidelity Investments Life Insurance Company
Empire Fidelity Investments Variable Annuity Account A
82 Devonshire Street
Boston, Massachusetts 02109

 Re: Registration No. 33-42376

Ladies and Gentlemen:

 We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 (File No. 33-42376) for Empire Fidelity Investments Variable Annuity Account A filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

 Very truly yours,

 JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP

 By:  /s/ Michael Berenson
          Michael Berenson